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                                                                    Exhibit 99.1

(BW) WA-AMAZON.COM) (AMZN) AMAZON.COM ANNOUNCES CFO, WARREN JENSON, WILL RESIGN LATER THIS YEAR

Business Editors

     SEATTLE- (BUSINESS WIRE)- March. 5, 2002 --Amazon.com, Inc. (NASD: AMZN) today announced that Warren Jenson, Amazon.com's Chief Financial Officer, intends to resign later this year. Mr. Jenson has served as the Company's CFO since September 1999.

     "Warren was instrumental in helping the company surpass its fourth quarter objectives, and we thank him for his leadership," said Jeff Bezos, Amazon.com founder and CEO. "He has also assembled a world-class finance team and has worked to establish a clear path for our Company to reach our 2002 objective of generating positive operating cash flow - and possibly even free cash flow - for the year. All of us at Amazon have enjoyed working with Warren, and we will miss him when he leaves."

     Mr. Jenson added, "I took this position with the objective of working with Jeff and the management team to bring Amazon.com to profitability. While the decision to leave is a difficult one - it's the appropriate time for me to move on to a new set of challenges. I am grateful to Jeff and the entire Amazon.com family for a wonderful opportunity and experience."

     Mr. Jenson has agreed to continue in his duties for several months and to assist Amazon.com in recruiting his successor.

About Amazon.com

Amazon.com opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest Selection. Amazon.com seeks to be the world's most customer-centric company, where customers can find and discover anything they might want to buy online. Amazon.com and sellers list millions of unique new and used items in categories such as electronics, computers, kitchen and housewares, books, music, DVDs, videos, camera and photo items, toys, baby and baby registry, software, computer and video games, cell phones and service, tools and hardware, travel services, magazine subscriptions and outdoor living products. Through Amazon Marketplace, zShops and Auctions, any business or individual can sell virtually anything to Amazon.com's millions of customers, and with Amazon.com Payments, sellers can accept credit card transactions, avoiding the hassles of offline payments. Amazon.com also offers the Amazon Credit Account, the online equivalent of a department store credit card, which provides shoppers the opportunity to buy now and pay later when shopping at Amazon.com.


Amazon.com operates four international Web sites: www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 300,000 movies and entertainment titles and 1 million cast and crew members dating from the birth of film.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to potential future losses, significant amount of indebtedness, competition, strategic alliances and business combinations, seasonality, potential fluctuations in operating results and rate of growth, foreign currency exchange rates, management of potential growth, system interruption, international expansion, consumer trends, fulfillment center optimization, inventory, limited operating history, government regulation and taxation, fraud and Amazon.com Payments, and new business areas. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001 and all subsequent filings.

CONTACT:

Amazon.com, Public Relations
Patty Smith, 206/266-7180